AS FILED ON January 14, 1998                    REGISTRATION NO. ___-______


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICAN CLASSIC VOYAGES CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    31-0303330
     -----------------------               -----------------------------------
     (State of incorporation)              (I.R.S. Employer Identification No.)

               TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606
               ---------------------------------------------------
                    (Address of principal executive offices)

              AMERICAN CLASSIC VOYAGES CO. 1992 STOCK OPTION PLAN
              ----------------------------------------------------
                            (Full title of the Plan)

                                PHILIP C. CALIAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          AMERICAN CLASSIC VOYAGES CO.
               TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606
                                 (312) 258-1890
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                             Proposed Maximum      Proposed Maximum
Title of Securities   Amount to be          Offering Price per    Aggregate Offering            Amount of
to be Registered      Registered                  Share                 Price                 Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value          2,000,000 shares          $17.625             $35,250,000            $10,398.75
===============================================================================================================

     The offering price for such shares is estimated pursuant to Rule 457(c) and (h) of Regulation C under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and is based upon the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market on January __, 1998.

                           -----------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed by American Classic Voyages Co., formerly known as The Delta Queen Steamboat Co. (the "Registrant"), to register 2,000,000 additional securities under the American Classic Voyages Co. 1992 Stock Option Plan, formerly known as The Delta Queen Steamboat Co. 1992 Stock Option Plan (the "Plan"), which is covered by the Registrant's Registration Statement on Form S-8 (No. 33-62502), the contents of which are hereby incorporated by reference. The current registration of 2,000,000 shares of common stock of the Registrant will increase the number of shares registered for issuance under the Plan to 3,000,000 shares.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 with respect to shares of Common Stock offered under the American Classic Voyages Co. 1992 Stock Option Plan (the "Plan"), and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 23, 1997.

                           AMERICAN CLASSIC VOYAGES CO.



                           By           /s/
                              -------------------------
                              Philip C. Calian
                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in their indicated capacities as of January 3, 1998.

     SIGNATURE                                    CAPACITY
     ---------                                    --------

            *                       Chief Executive Officer and Director
-----------------------------       (Principal Executive Officer)
     Philip C. Calian


            *                       Chief Accounting Officer
-----------------------------       (Principal Financial and Accounting Officer)
     O. Ivy Wu


            *                       Director
-----------------------------
     Samuel Zell


            *                       Director
-----------------------------
     Sheli Z. Rosenberg


            *                       Director
-----------------------------
     Arthur A. Greenberg


            *                       Director
-----------------------------
     Ann Lurie

            *                        Director
-----------------------------
     Jerry R. Jacob


            *                        Director
-----------------------------
     Joseph P. Sullivan



* Philip C. Calian, by signing his named hereto, signs this Registration Statement on behalf of the persons indicated above pursuant to Power's of Attorney duly executed by such persons, in the City of Chicago, State of Illinois, as of this 3rd day of January, 1998.



                             By:               /s/
                                  ------------------------------
                                         Philip C. Calian
                                         Attorney-in-Fact

                                 EXHIBIT INDEX


     Pursuant to General Instruction E of the instructions to the Form S-8, the Registrant hereby incorporates by reference the exhibits of the previous Registration Statement filed by the Registrant on Form S-8 (Registration No. 33-62505). The following additional exhibits are filed as part of this Registration Statement:


Exhibit Number                           Exhibit
--------------                           -------
   4.1                 American Classic Voyages Co. 1992 Stock Option Plan
                       (known as Delta Queen Steamboat Co. 1992 Stock Option Plan prior to change of Registrant's name).

   4.2                 Amendment to the 1992 Stock Option Plan, effective August 6, 1993.

   4.3                 Amendment to the 1992 Stock Option Plan, effective June 11, 1997.

   5                   Legal opinion of Seyfarth, Shaw, Fairweather &
                       Geraldson, counsel to the Registrant, regarding the legality of the shares of common stock.

   23.1                Consent of KPMG Peat Marwick LLP.

   23.2                Consent of Seyfarth, Shaw, Fairweather & Geraldson (included in the opinion filed as Exhibit 5).

   24                  Powers of Attorney authorizing the signing of the
                       Registration Statement and amendments hereto on behalf of the
                       Registrant's officers and directors.